                                                                Rule 424(b)(3)
                                                            File No. 333-20667
                                                     Republic Industries, Inc.


                  AMENDED SUPPLEMENT NO. 6 DATED JULY 21, 1997
                      TO PROSPECTUS DATED FEBRUARY 4, 1997


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders section of the Prospectus is hereby supplemented as follows:



                                       Shares Beneficially         Shares to be Offered
                                         Owned Prior to               for The Selling
Selling Stockholder                       The Offering             Stockholder's Account
-------------------                    -------------------         ---------------------
James M. Moran Inter Vivos Trust
Number One, as amended and
restated June 13, 1997.............         217,796                      217,796
Linda Bradshaw.....................             200                          200
Brian Bradshaw.....................             200                          200
Janice M. Moran....................         108,498                      108,498